UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2025, Sprinklr, Inc. (the “Company”) announced that Scott Harvey, the Company’s Chief Customer Officer, will leave the Company on July 7, 2025. In connection with Mr. Harvey’s transition, the Company expects to enter into a transition, separation and release of claims agreement (the “Separation Agreement”) with Mr. Harvey, pursuant to which Mr. Harvey will remain with the Company through July 7, 2025 (such period, the “Transition Period”). Pursuant to the Separation Agreement, during the Transition Period, Mr. Harvey will continue to be paid at his current base salary rate and will remain eligible to participate in the Company’s benefit plans pursuant to the terms of those plans. At the end of the Transition Period, Mr. Harvey will receive severance benefits consistent with the Company’s Executive Severance and Change in Control Plan, as amended from time to time. Mr. Harvey also will continue to be subject to customary continuing obligations post-employment, such as his obligations of confidentiality and to abide by applicable restrictive covenants.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Separation Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending July 31, 2025, and upon filing will be incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As of June 24, 2025, the Company reiterates its financial guidance for the second quarter and full year fiscal 2026, as set forth in the Company’s press release issued June 4, 2025, which was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2025.

This information set forth under Item 7.01 of this Current Report is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the second quarter and full year fiscal 2026. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond the Company’s control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed with the SEC on June 5, 2025, under the caption “Risk Factors,” and in other filings that the Company makes from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer

Dated: June 24, 2025